UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2010

JBI, INC.
(Exact Name of Registrant As Specified In Charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

500 Technology Square, Suite 150 Cambridge, Massachusetts 02139
(Address of Principal Executive Offices)

(905) 354-7222
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South, 2nd Floor
Manalapan, NJ, 07726
Tel No.: (732) 409-1212
Fax No.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items

On April 13, 2010, JBI, Inc. (the “Company”) announced that IsleChem, a state certified laboratory, has validated its P2O process. Since December 2009, IsleChem has conducted extensive chemical, analytical and process engineering testing for JBI's P2O technology on a diversified range of plastic feedstock’s.  A wide variety of plastics were tested and all produced residue of only about 1%, which is allowed in landfills.

In their continuing efforts to analyze the P2O process Islechem has performed more than 40 small scale runs of various multicoloured, mixed plastic feedstocks through the process.   After analyzing the energy consumption, residue, off-gas, and material balance in the process, Islechem has determined JBI's P2O process to be repeatable and scalable in addition to the confirmed validity of the overall process.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Islechem Validation Report
99.2 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: April 13, 2010	By:	/s/ John Bordynuik
John Bordynuik
Chief Executive Officer